Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Inspirato Incorporated

Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-264331) of Inspirato Incorporated of our report dated March 15, 2023, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Denver, Colorado

March 15, 2023